UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2014

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the shareholders of CNO Financial Group, Inc. (the "Company") on May 7, 2014 (the "Annual Meeting"), the Company's shareholders elected nine directors to serve terms expiring at next year's annual meeting and approved three other proposals. The results of the voting were as follows:

Proposal 1:	Election of Directors.

Name	For	Against	Abstain	Broker Non-Votes
Edward J. Bonach	197,108,626	340,443	193,557	11,667,291
Ellyn L. Brown	196,675,459	775,116	192,051	11,667,291
Robert C. Greving	197,124,435	325,281	192,910	11,667,291
Mary R. (Nina) Henderson	196,669,770	780,115	192,741	11,667,291
R. Keith Long	197,147,456	349,409	145,761	11,667,291
Neal C. Schneider	196,660,226	790,095	192,305	11,667,291
Frederick J. Sievert	197,116,875	330,705	195,046	11,667,291
Michael T. Tokarz	168,588,110	28,854,029	200,487	11,667,291
John G. Turner	197,053,828	395,878	192,920	11,667,291

Proposal 2:	Reapproval of the material terms of the performance goals under the Company's Amended and Restated Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
194,814,581	2,602,913	225,132	11,667,291

Proposal 3:	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain
208,646,857	401,188	261,872

Proposal 4:	Approval by non-binding advisory vote of executive compensation.

For	Against	Abstain	Broker Non-Votes
195,818,343	1,582,790	241,493	11,667,291

Item 7.01.	Regulation FD.

On May 7, 2014, the Company issued a press release to announce: (i) results of the voting at the Annual Meeting on the proposals described above; and (ii) that its board of directors has declared a quarterly dividend of six cents per common share payable on June 24, 2014, to shareholders of record at the close of business on June 10, 2014. A copy of the Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01(d).	Financial Statements and Exhibits.

99.1	Press release of CNO Financial Group, Inc. dated May 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: May 7, 2014
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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